UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2006

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
See discussion under Item 3.03 below.

Item 3.03	Material Modification to Rights of Security Holders

          On February 23, 2006, Mercantile Bancorp. Inc. announced in a press release that its board of directors has approved early termination of the company’s Shareholder Rights Plan and redemption of the rights related to the Plan.  The company also reported that, in view of the Board’s action, it would no longer seek shareholder approval to create a new class of preferred stock at its annual meeting.  The company will continue with plans to propose an amendment to its Certificate of Incorporation reducing the par value of the Common Stock to reflect its planned three-for-one stock split.

          The full text of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on February 23, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

	By:	/s/Dan S. Dugan

	Name:	Dan S. Dugan
	Title:	President, Chief Executive Officer and Chairman

Date: February 23, 2006

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